      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1999
                                                     REGISTRATION NO. 333-______

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                           --------------------------

                              GRUBB & ELLIS COMPANY
             (Exact name of registrant as specified in its charter)

    DELAWARE                                                   94-1424307
(State or other                                             (I.R.S. Employer
jurisdiction of                 2215 Sanders Road         Identification Number)
incorporation or                    Suite 400
organization)              Northbrook, Illinois 60062
               (Address of principal executive offices) (zip code)


                              --------------------

                              Grubb & Ellis Company
                             1998 Stock Option Plan,
                            effective January 13, 1998

                  1993 Stock Option Plan for Outside Directors,
                     as amended effective November 19, 1998

                            (Full title of the plan)

                              --------------------
                                Robert J. Walner
                    Senior Vice President and General Counsel
                              Grubb & Ellis Company
                                2215 Sanders Road
                                    Suite 400
                           Northbrook, Illinois 60062
                                 (847) 753-9010
(Name, address and telephone number, including area code, of agent for service)
                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                          San Francisco, CA 94111-2586
                                 (415) 391-0600

                              --------------------
                         Calculation of Registration Fee

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                               Proposed                    Amount
Title of                                           Proposed                     Maximum                      of
Securities             Amount                       Maximum                    Aggregate                   Regis-
to be                   to be                   Offering Price                 Offering                   -tration
Registered           Registered                  Per Share (1)                 Price (1)                   Fee (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock,         2,250,000                     $6.5313                   $14,695,425                 $4,085.33
$0.01 par value
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1)Estimated for the purpose of calculating the registration fee pursuant to pursuant to Rule 457(c) (the average ($6.5313) of the high ($6.5625) and low ($6.5) prices for the Company's Common Stock quoted on the New York Stock Exchange, Inc. on March 1, 1999).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

                       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

                       (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

                       (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998;

                       (d) The Registrant's Current Reports on Form 8-K or 8-K/A filed on August 6, 1998, October 5, 1998 and December 23, 1998; and

                       (e) The description of Common Stock contained in the Registrant's Form 8-A Registration Statement used to register the Common Stock and filed with the Commission which was declared effective by the Commission on April 15, 1981, except that authorized shares of capital stock and Common Stock have been increased to 51,000,000 and 50,000,000 respectively.

         In addition to the foregoing documents, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Registrant by Carol Vanairsdale, Vice President and Assistant General Counsel for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article X of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by applicable law, including, without limitation, the Delaware General Corporation Law, as amended from time to time ("Delaware Law"), indemnify each director and officer, present or former, of the Registrant whom it may indemnify pursuant to such applicable law, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware Law authorizes a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities under the Securities Act.

        In addition, Article X of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Registrant's Restated Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Furthermore, Section 7.01 of the Registrant's Bylaws provides that the Registrant shall indemnify, in addition to its directors and officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity to the fullest extent authorized by Delaware Law.

        The Registrant has entered into indemnification agreements with each of its directors and executive officers, which also provide indemnification against certain liabilities, including certain liabilities under the Securities Act. The Registrant currently maintains directors' and officers' liability insurance in the form of a policy which provides for coverage of liabilities up to a maximum amount of $10 million per policy year (subject to certain minimum initial payments by the Registrant). The policy insures directors and officers for liabilities incurred in connection with or on behalf of the Registrant, except for losses incurred on account of certain specified liabilities, including losses from matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

4.1(1)             Restated Certificate of Incorporation of the Registrant.

4.2(2) Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997.

4.3(3)             Bylaws of the Registrant.

4.4(4)             Grubb & Ellis Company 1998 Stock Option Plan, effective
                   January 13, 1998.

4.5(5)             Grubb & Ellis Company 1993 Stock Option Plan for Outside
                   Directors, effective January 1, 1993.

4.6(6)             First Amendment to the 1993 Stock Option Plan for Outside
                   Directors, effective November 19, 1998.

5                  Opinion of Carol Vanairsdale, Vice President and Assistant
                   General Counsel of the Registrant.

23.1               Consent of Counsel (included in Exhibit 5).

23.2               Consent of Ernst & Young LLP.

24                 Powers of Attorney and Resolutions of the Board of Directors.

------------------
(1) Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.
(2) Filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 filed on December 19, 1997 (File No. 333-42741) and incorporated herein by reference.
(3) Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and incorporated herein by reference.
(4) Filed as Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference.
(5)   Filed as Exhibit 4.1 to the Registrant's Registration Statement on
      Form S-8 filed on November 12, 1993 (File No. 33-71484) and incorporated herein by reference.
(6) Filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998 and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on this 4th day of March, 1999.

                                GRUBB & ELLIS COMPANY

                                By:  /s/ CAROL VANAIRSDALE
                                     -------------------------------------------
                                    Carol Vanairsdale
                                    Vice President and Assistant General Counsel


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 4, 1999.

             Signature                                      Title
             ---------                                      -----

   *                                          President, Chief Executive Officer
   ----------------------------------------   and Chairman of the Board
   Neil R. Young                              (Principal Executive Officer)

   *                                          Senior Vice President and Chief
   ----------------------------------------   Financial Officer  (Principal
   Brian Parker                               Financial Officer and Accounting
                                              Officer)

   *                                          Director
   ----------------------------------------
   R. David Anacker

   *                                          Director
   ----------------------------------------
   Lawrence S. Bacow

   *                                          Director
   ----------------------------------------
   Joe F. Hanauer

   *                                          Director
   ----------------------------------------
   C. Michael Kojaian

   *                                          Director
   ----------------------------------------
   Sidney Lapidus

   *                                          Director
   ----------------------------------------
   Reuben S. Leibowitz

   *                                          Director
   ----------------------------------------
   Robert J. McLaughlin

                                              Director
   ----------------------------------------
   Thomas E. Meador

   *                                          Director
   ----------------------------------------
   John D. Santoleri

   *                                          Director
   ----------------------------------------
   Todd Williams

*  By:  /s/ Carol Vanairsdale
        -----------------------------------
       Carol M. Vanairsdale, Attorney-in-Fact

                                INDEX TO EXHIBITS

4.1(1)             Restated Certificate of Incorporation of the Registrant.

4.2(2) Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997.

4.3(3)             Bylaws of the Registrant.

4.4(4)             Grubb & Ellis Company 1998 Stock Option Plan, effective
                   January 13, 1998.

4.5(5)             Grubb & Ellis Company 1993 Stock Option Plan for Outside
                   Directors, effective January 1, 1993.

4.6(6)             First Amendment to the 1993 Stock Option Plan for Outside
                   Directors, effective November 19, 1998.

5                  Opinion of Carol Vanairsdale, Vice President and Assistant
                   General Counsel of the Registrant.

23.1               Consent of Counsel (included in Exhibit 5).

23.2               Consent of Ernst & Young LLP.

24                 Powers of Attorney and Resolutions of the Board of Directors.

---------------
(1) Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.
(2) Filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 filed on December 19, 1997 (File No. 333-42741) and incorporated herein by reference.
(3) Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and incorporated herein by reference.
(4) Filed as Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference.
(5) Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed on November 12, 1993 (File No. 33-71484) and incorporated herein by reference.
(6) Filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998 and incorporated herein by reference.




                                       1